UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report:  April 21, 2006

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2006, InsWeb Corporation announced that it has entered into a definitive agreement to sell the property and casualty “book of business” written by its wholly owned subsidiary, InsWeb Insurance Services, Inc., which included approximately 9,500 current policy holders. This transaction is subject to standard closing and due diligence contingencies and is expected to be completed by the end of April 2006. Proceeds from this transaction are expected to be approximately $2 million. The press release is attached to this report as Exhibit 99.1.

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 20, 2006, InsWeb Corporation issued a press release announcing financial results for the three months ended March 31, 2006. The press release is attached to this report as Exhibit 99.1. The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by InsWeb Corporation whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release dated April 20, 2006, entitled “InsWeb Reports First Quarter Results.”

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2006	INSWEB CORPORATION
(Registrant)

/s/ William D. Griffin
William D. Griffin
Chief Financial Officer
(Principal Accounting Officer)